Progress Energy announces 2012 second-quarter results

Highlights:

Second Quarter 2012

♦
Reports second-quarter GAAP earnings of $0.21 per share, compared to $0.60 per share for the same period last year, primarily due to higher O&M expense resulting from an additional extended nuclear refueling outage in the Carolinas and higher depreciation and amortization expense

♦
Reports second-quarter ongoing earnings of $80 million, or $0.27 per share, compared to $211 million, or $0.71 per share, for the same period last year, primarily due to higher O&M expense, higher depreciation and amortization expense and the unfavorable impact of weather

Year-to-Date 2012

♦
Reports GAAP earnings for the first six months of 2012 of $0.72 per share, compared to $1.22 per share for the same period last year, primarily due to higher O&M expense resulting from two additional extended nuclear refueling outages in the Carolinas, higher depreciation and amortization expense and the unfavorable impact of weather, partially offset by PEF’s lower estimated future joint owner replacement power costs in Florida

♦
Reports ongoing earnings for the first six months of 2012 of $223 million, or $0.75 per share, compared to $413 million, or $1.40 per share, for the same period last year, primarily due to higher O&M expense in the Carolinas, higher depreciation and amortization expense and the unfavorable impact of weather

RALEIGH, N.C. (August 2, 2012) – Duke Energy Corporation [NYSE: DUK] and Progress Energy, Inc. completed their merger on July 2, 2012. In connection with the merger, Progress Energy has become a wholly owned direct subsidiary of Duke Energy. As a result, the Progress Energy financial results for the second quarter 2012 are on a stand-alone basis and are not included in Duke Energy’s results. The financial results of Progress Energy will be included in Duke Energy’s consolidated results beginning with third quarter 2012.

Progress Energy announced second-quarter GAAP earnings of $63 million, or $0.21 per share, compared with GAAP earnings of $176 million, or $0.60 per share, for the same period last year. Second-quarter ongoing earnings were $80 million, or $0.27 per share, compared to $211 million, or $0.71 per share, for the same period last year. The significant drivers in ongoing earnings per share were higher operation and maintenance (O&M) expense, primarily driven by an additional extended nuclear refueling outage in the Carolinas; higher depreciation and amortization expense; and the unfavorable impact of weather. (See the discussion later in this release for a reconciliation of ongoing earnings per share to GAAP earnings per share.)

An earnings conference call for analysts is scheduled for 11 a.m. ET today to discuss Duke Energy’s financial performance for the second quarter 2012 and the recent finalization of the merger with Progress Energy, among other matters. Additional details are provided at the end of this earnings release.

See the second-quarter and year-to-date 2012 business highlights section on pages 2-4 for detailed earnings variance analyses for the Progress Energy Carolinas (PEC), Progress Energy Florida (PEF) and Corporate and Other Businesses segments.

SECOND-QUARTER 2012 BUSINESS HIGHLIGHTS

Below are the second-quarter and year-to-date 2012 earnings variance analyses for the company’s segments. See the reconciliation tables in the ongoing earnings adjustments section on pages 5-6 and on pages S-1 and S-2 of the supplemental data for a reconciliation of ongoing earnings per share to GAAP earnings per share. Also see the attached supplemental data schedules for additional information on PEC and PEF electric revenues, energy sales, energy supply, weather impacts and other topics.

QUARTER-OVER-QUARTER ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•	Reported second-quarter ongoing earnings per share of $0.14, compared with $0.37 for the same period last year; GAAP earnings per share of $0.11, compared with $0.36 for the same period last year.
•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.02 retail growth and usage
▪	$0.02 clauses and other margin primarily due to increased spending on new and existing demand-side management (DSM) programs
▪	$0.01 wholesale
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪
$(0.18) O&M primarily due to higher nuclear plant outage costs resulting from an additional extended nuclear refueling outage, higher substation and line maintenance costs related to a reliability initiative, and higher employee benefit expenses

▪	$(0.05) weather primarily due to 22 percent lower cooling-degree days
▪	$(0.02) depreciation and amortization primarily due to higher depreciable asset base driven by placing the combined-cycle unit at the Smith Energy Complex in service in June 2011
▪	$(0.01) allowance for funds used during construction (AFUDC) equity
▪	$(0.01) interest expense
▪	$(0.01) other
•	12,000 net increase in the average number of customers for the three months ended June 30, 2012, compared to the same period in 2011

Progress Energy Florida

•	Reported second-quarter ongoing earnings per share of $0.29, compared with $0.48 for the same period last year; GAAP earnings per share of $0.28, compared with $0.38 for the same period last year.
•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.02 clauses and other margin primarily due to higher open access transmission tariff rates

▪	$0.01 wholesale
▪	$0.01 AFUDC equity
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.10) depreciation and amortization primarily due to the prior-year reduction in the cost of removal component of amortization expense as allowed under the 2010 settlement agreement
▪	$(0.05) O&M primarily due to the recognition of expense of previously deferred costs associated with the non-selected vendor for the Crystal River Nuclear Plant Unit 3 (CR3) repair option
▪	$(0.04) weather primarily due to 11 percent lower cooling-degree days
▪	$(0.02) other primarily due to higher property taxes
▪	$(0.01) interest expense
▪	$(0.01) income taxes
•	12,000 net increase in the average number of customers for the three months ended June 30, 2012, compared to the same period in 2011

Corporate and Other Businesses (includes primarily Holding Company debt)

•
Reported second-quarter ongoing after-tax expenses of $0.16 per share, compared with after-tax expenses of $0.14 per share for the same period last year; GAAP after-tax expenses of $0.18 per share, compared with after-tax expenses of $0.14 per share for the same period last year.

•	Reported primary quarter-over-quarter ongoing after-tax expenses per share unfavorability of:
▪	$(0.01) income taxes
▪	$(0.01) other

YEAR-OVER-YEAR ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•	Reported year-to-date ongoing earnings per share of $0.35, compared with $0.85 for the same period last year; GAAP earnings per share of $0.28, compared with $0.80 for the same period last year.
•	Reported primary year-to-date ongoing earnings per share favorability of:
▪	$0.04 retail growth and usage
▪	$0.03 clauses and other margin primarily due to increased spending on new and existing DSM programs
•	Reported primary year-to-date ongoing earnings per share unfavorability of:
▪
$(0.34) O&M primarily due to higher nuclear plant outage costs resulting from two additional extended nuclear refueling outages, higher employee benefit expenses and higher substation and line maintenance costs related to a reliability initiative

▪	$(0.15) weather primarily due to 24 percent lower heating-degree days and 16 percent lower cooling-degree days
▪	$(0.04) depreciation and amortization primarily due to higher depreciable asset base driven by placing the combined-cycle unit at the Smith Energy Complex in service in June 2011
▪	$(0.02) AFUDC equity primarily due to placing the previously mentioned combined-cycle unit in service
▪	$(0.02) interest expense primarily due to higher average long-term debt outstanding
•	10,000 net increase in the average number of customers for the six months ended June 30, 2012, compared to the same period in 2011

Progress Energy Florida

•	Reported year-to-date ongoing earnings per share of $0.72, compared with $0.85 for the same period last year; GAAP earnings per share of $0.71, compared with $0.72 for the same period last year.
•	Reported primary year-to-date ongoing earnings per share favorability of:
▪	$0.06 clauses and other margin primarily due to an indemnification charge for the prior-year joint owner replacement power costs related to the continued outage at CR3
▪	$0.03 wholesale primarily due to a new contract with a major customer
▪
$0.03 O&M primarily due to the reversal of certain regulatory liabilities associated with CR3 in accordance with the 2012 settlement agreement, partially offset by the recognition of expense of previously deferred costs associated with the non-selected vendor for the CR3 repair option

•	Reported primary year-to-date ongoing earnings per share unfavorability of:
▪	$(0.15) depreciation and amortization primarily due to the smaller reduction in the cost of removal component of amortization expense as allowed under the 2012 and 2010 settlement agreements
▪	$(0.06) other primarily due to a prior-year favorable litigation settlement and higher property taxes
▪	$(0.04) weather primarily due to 31 percent lower heating-degree days and 1 percent lower cooling-degree days
•	11,000 net increase in the average number of customers for the six months ended June 30, 2012, compared to the same period in 2011

Corporate and Other Businesses (includes primarily Holding Company debt)

•
Reported year-to-date ongoing after-tax expenses of $0.32 per share, compared with after-tax expenses of $0.30 per share for the same period last year; GAAP after-tax expenses of $0.27 per share, compared with after-tax expenses of $0.30 per share for the same period last year.

•	Reported primary year-to-date ongoing after-tax expenses per share favorability of:
▪	$0.01 interest expense
•	Reported primary year-to-date ongoing after-tax expenses per share unfavorability of:
▪	$(0.02) income taxes primarily due to the impact at the Corporate level resulting from the deductions for domestic production activities taken by the Utilities
▪	$(0.01) other

ONGOING EARNINGS ADJUSTMENTS

For periods ended on or before June 30, 2012, Progress Energy’s management used ongoing earnings per share to evaluate the operations of the company and to establish goals for management and employees. Management believed this non-GAAP measure was appropriate for understanding the business and assessing potential future performance, because excluded items were limited to those that management believed were not representative of fundamental core earnings. Ongoing earnings as presented here may not be comparable to similarly titled measures used by other companies. Ongoing earnings was computed as GAAP net income attributable to controlling interests (or GAAP earnings) less discontinued operations and the effects of certain identified gains and charges. The following table provides a reconciliation of ongoing earnings per share to reported GAAP earnings per share.

Progress Energy, Inc. Reconciliation of Ongoing Earnings per Share to Reported GAAP Earnings per Share

	Three months ended June 30		Six months ended June 30
	2012	2011	2012	2011
Ongoing earnings per share	$0.27	$0.71	$0.75	$1.40
Tax levelization	(0.02)	(0.01)	(0.04)	(0.02)
Discontinued operations	(0.02)	-	0.02	(0.01)
CR3 indemnification adjustment (charge)	0.02	(0.09)	0.02	(0.09)
Merger and integration costs	(0.04)	(0.02)	(0.06)	(0.07)
CVO mark-to-market	-	0.01	0.03	0.01
Reported GAAP earnings per share	$0.21	$0.60	$0.72	$1.22
Shares outstanding (millions)	297	296	297	295

Reconciling adjustments from ongoing earnings to GAAP earnings are as follows:

Tax Levelization

Generally accepted accounting principles require companies to apply an effective tax rate to interim periods that is consistent with a company’s estimated annual tax rate. The company projects the effective tax rate for the year and then, based upon projected operating income for each quarter, increases or decreases the tax expense recorded in that quarter to reflect the projected tax rate. Because this adjustment varies by quarter but has no impact on annual earnings, management did not consider this item to be representative of the company’s fundamental core earnings.

Discontinued Operations

Discontinued operations include amounts related to adjustments of prior sales of diversified businesses. In 2012, the company recorded the reversal of certain environmental indemnification liabilities for which the indemnification period has expired. Resolution of guarantees and indemnifications providing for certain legal, tax and environmental matters could result in additional adjustments. Management did not consider this item to be representative of the company’s fundamental core earnings.

CR3 Indemnification Adjustment (Charge)

The company recorded a CR3 indemnification charge, and subsequent adjustment, for estimated future years’ joint owner replacement power costs (through the expiration of the indemnification provisions of the joint owner agreement). Since GAAP requires that the charge be accounted for in the period in which it becomes probable and estimable rather than the periods to which it relates, management did not consider this item to be representative of the company’s fundamental core earnings.

Merger and Integration Costs

The company recorded charges for merger and integration costs related to the merger. Management did not consider this item to be representative of the company’s fundamental core earnings.

Contingent Value Obligations (CVO) Mark-to-Market

In connection with the acquisition of Florida Progress Corporation, Progress Energy issued CVOs that represent the right of the holder to receive contingent payments based on net after-tax cash flows above certain levels of four synthetic fuels facilities purchased by subsidiaries of Florida Progress Corporation in October 1999. The CVO liability is valued at fair value, and gains and losses from changes in fair value of CVOs not held by Progress Energy are recognized in earnings. Progress Energy is unable to predict the changes in the fair value of the CVOs, and management did not consider this item to be representative of the company’s fundamental core earnings.

* * * *

An earnings conference call for analysts is scheduled for 11 a.m. ET Thursday, Aug. 2.The conference call will be hosted by Jim Rogers, chairman, president and chief executive officer, and Lynn Good, executive vice president and chief financial officer.

The call can be accessed via the investors' section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 800-930-1344 in the United States or 913-312-0652 outside the United States. The confirmation code is 9404035. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Aug. 12, 2012, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 9404035. A replay and transcript also will be available by accessing the investors' section of the company’s website.

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com/.

Caution Regarding Forward-Looking Information:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this document involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of compliance with material restrictions of conditions related to the Duke Energy merger imposed by our regulators could exceed our expectations;
•	our ability to successfully integrate our business with Duke Energy and realize cost savings and any other synergies expected from the merger;
•	our ability to maintain relationships with customers, employees or suppliers post-merger;
•
the scope of necessary repairs of the delamination of our Crystal River Unit No. 3 Nuclear Plant (CR3) could prove more extensive than is currently identified, such repairs could prove not to be feasible, the cost of repair and/or replacement power could exceed our estimates and insurance coverage or may not be recoverable through the regulatory process, and could result in the early retirement of the unit;

•	the impact of fluid and complex laws and regulations, including those relating to the environment and energy policy;
•	our ability to recover eligible costs and earn an adequate return on investment through the regulatory process;
•	our ability to successfully operate electric generating facilities and deliver electricity to customers;
•	the impact on our facilities and businesses from a terrorist attack, cyber security threats and other catastrophic events;
•
our ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	our ability to meet current and future renewable energy requirements;
•	the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks;
•	the financial resources and capital needed to comply with environmental laws and regulations;
•	risks associated with climate change;
•	weather and drought conditions that directly influence the production, delivery and demand for electricity;
•	recurring seasonal fluctuations in demand for electricity;
•	our ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;
•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;
•	the Progress Registrants’ ability to control costs, including operations and maintenance (O&M) expense and large construction projects;
•	our subsidiaries’ ability to pay upstream dividends or distributions to Progress Energy, Inc. holding company (the Parent);
•	current economic conditions;
•	our ability to successfully access capital markets on favorable terms;
•	the stability of commercial credit markets and our access to short- and long-term credit;

•	the impact that increases in leverage or reductions in cash flow may have on each of the Progress Registrants;
•	the Progress Registrants’ ability to maintain their current credit ratings and the impacts in the event their credit ratings are downgraded;
•	the investment performance of our nuclear decommissioning trust (NDT) funds;
•	the investment performance of the assets of our pension and benefit plans and resulting impact on future funding requirements;
•	the impact of potential goodwill impairments;
•	our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K (Section 29/45K); and
•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements.

Many of these risks similarly impact our nonreporting subsidiaries.

These and other risk factors are detailed from time to time in our filings with the SEC. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after that date on which such statement is made.

# # #

MEDIA CONTACT:
Tom Shiel: 704-382-2355
24-hour media line: 800-559-3853

ANALYSTS:
Bob Drennan: 704-382-4070
Bill Currens: 704-382-1603

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
June 30, 2012

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of COMPREHENSIVE INCOME
	Three months ended June 30		Six months ended June 30
(in millions except per share data)	2012	2011	2012	2011
Operating revenues	$2,273	$2,256	$4,365	$4,423
Operating expenses
Fuel used in electric generation	736	674	1,421	1,392
Purchased power	257	329	467	549
Operation and maintenance	627	510	1,156	1,004
Depreciation, amortization and accretion	231	179	397	333
Taxes other than on income	142	134	280	274
Other	5	2	5	(8)
Total operating expenses	1,998	1,828	3,726	3,544
Operating income	275	428	639	879
Other income
Interest income	1	-	2	1
Allowance for equity funds used during construction	25	26	49	55
Other, net	1	7	14	10
Total other income, net	27	33	65	66
Interest charges
Interest charges	203	189	397	388
Allowance for borrowed funds used during construction	(11)	(9)	(20)	(18)
Total interest charges, net	192	180	377	370
Income from continuing operations before income tax	110	281	327	575
Income tax expense	42	101	118	208
Income from continuing operations	68	180	209	367
Discontinued operations, net of tax	(4)	(2)	7	(4)
Net income	64	178	216	363
Net income attributable to noncontrolling interests, net of tax	(1)	(2)	(3)	(3)
Net income attributable to controlling interests	$63	$176	$213	$360
Average common shares outstanding – basic	297	296	297	295
Basic and diluted earnings per common share
Income from continuing operations attributable to controlling interests, net of tax	$0.23	$0.60	$0.70	$1.23
Discontinued operations attributable to controlling interests, net of tax	(0.02)	-	0.02	(0.01)
Net income attributable to controlling interests	$0.21	$0.60	$0.72	$1.22
Dividends declared per common share	$0.620	$0.620	$1.240	$1.240
Net income amounts attributable to controlling interests
Income from continuing operations, net of tax	$67	$178	$206	$364
Discontinued operations, net of tax	(4)	(2)	7	(4)
Net income attributable to controlling interests	$63	$176	$213	$360
Comprehensive income
Comprehensive income	$60	$157	$217	$346
Comprehensive income attributable to noncontrolling interests, net of tax	(1)	(2)	(3)	(3)
Comprehensive income attributable to controlling interests	$59	$155	$214	$343

The Unaudited Condensed Consolidated Interim Financial Statements should be read in conjunction with the Company’s Annual Report to shareholders.  These statements have been prepared for the purpose of providing information concerning the Company and not in connection with any sale, offer for sale, or solicitation of an offer to buy any securities.

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)	June 30, 2012	December 31, 2011
ASSETS
Utility plant
Utility plant in service	$31,601	$31,065
Accumulated depreciation	(12,151)	(12,001)
Utility plant in service, net	19,450	19,064
Other utility plant, net	272	217
Construction work in progress	2,711	2,449
Nuclear fuel, net of amortization	759	767
Total utility plant, net	23,192	22,497
Current assets
Cash and cash equivalents	73	230
Receivables, net	849	889
Inventory, net	1,427	1,438
Regulatory assets	302	275
Derivative collateral posted	124	147
Deferred tax assets	508	371
Prepayments and other current assets	104	133
Total current assets	3,387	3,483
Deferred debits and other assets
Regulatory assets	2,954	3,025
Nuclear decommissioning trust funds	1,757	1,647
Miscellaneous other property and investments	411	407
Goodwill	3,655	3,655
Other assets and deferred debits	368	345
Total deferred debits and other assets	9,145	9,079
Total assets	$35,724	$35,059
CAPITALIZATION AND LIABILITIES
Common stock equity
Common stock without par value, 500 million shares authorized, 296 million and 295 million shares issued and outstanding, respectively	$7,465	$7,434
Accumulated other comprehensive loss	(164)	(165)
Retained earnings	2,596	2,752
Total common stock equity	9,897	10,021
Noncontrolling interests	3	4
Total equity	9,900	10,025
Preferred stock of subsidiaries	93	93
Long-term debt, affiliate	273	273
Long-term debt, net	12,739	11,718
Total capitalization	23,005	22,109
Current liabilities
Current portion of long-term debt	925	950
Short-term debt	345	671
Accounts payable	907	909
Interest accrued	197	200
Dividends declared	1	78
Customer deposits	342	340
Derivative liabilities	326	436
Accrued compensation and other benefits	168	195
Other current liabilities	359	306
Total current liabilities	3,570	4,085
Deferred credits and other liabilities
Noncurrent income tax liabilities	2,670	2,355
Accumulated deferred investment tax credits	99	103
Regulatory liabilities	2,612	2,700
Asset retirement obligations	1,299	1,265
Accrued pension and other benefits	1,656	1,625
Capital lease obligations	310	200
Derivative liabilities	300	352
Other liabilities and deferred credits	203	265
Total deferred credits and other liabilities	9,149	8,865
Commitments and contingencies
Total capitalization and liabilities	$35,724	$35,059

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS
(in millions)
Six months ended June 30	2012	2011
Operating activities
Net income	$216	$363
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, amortization and accretion	481	425
Deferred income taxes and investment tax credits, net	169	178
Deferred fuel credit	(79)	(29)
Allowance for equity funds used during construction	(49)	(55)
Other adjustments to net income	39	167
Cash (used) provided by changes in operating assets and liabilities
Receivables	(9)	(5)
Inventory	8	(127)
Other assets	14	16
Income taxes, net	1	56
Accounts payable	70	1
Accrued pension and other benefits	(74)	(259)
Other liabilities	(36)	49
Net cash provided by operating activities	751	780
Investing activities
Gross property additions	(1,080)	(1,004)
Nuclear fuel additions	(65)	(93)
Purchases of available-for-sale securities and other investments	(625)	(3,387)
Proceeds from available-for-sale securities and other investments	610	3,364
Other investing activities	81	82
Net cash used by investing activities	(1,079)	(1,038)
Financing activities
Issuance of common stock, net	6	26
Dividends paid on common stock	(446)	(366)
Payments of short-term debt with original maturities greater than 90 days	(65)	-
Proceeds from issuance of short-term debt with original maturities greater than 90 days	65	-
Net (decrease) increase in short-term debt	(326)	314
Proceeds from issuance of long-term debt, net	1,432	494
Retirement of long-term debt	(450)	(700)
Other financing activities	(45)	(69)
Net cash provided (used) by financing activities	171	(301)
Net decrease in cash and cash equivalents	(157)	(559)
Cash and cash equivalents at beginning of period	230	611
Cash and cash equivalents at end of period	$73	$52

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-1
Unaudited

Earnings Variances
Second Quarter 2012 vs. 2011

	Regulated Utilities
($ per share)	Carolinas	Florida	Corporate and Other Businesses	Consolidated

2011 GAAP earnings	0.36	0.38	(0.14)	0.60
Tax levelization			0.01	0.01	A
Merger and integration costs	0.01	0.01		0.02	B
CVO mark-to-market			(0.01)	(0.01)	C
CR3 indemnification charge		0.09		0.09	D
2011 ongoing earnings	0.37	0.48	(0.14)	0.71

Weather - retail	(0.05)	(0.04)		(0.09)	E

Growth and usage - retail	0.02			0.02

Wholesale	0.01	0.01		0.02

Clauses and other margin	0.02	0.02		0.04	F

O&M	(0.18)	(0.05)		(0.23)	G

Other	(0.01)	(0.02)	(0.01)	(0.04)	H

AFUDC equity	(0.01)	0.01		-

Depreciation and amortization	(0.02)	(0.10)		(0.12)	I

Interest expense	(0.01)	(0.01)		(0.02)

Income taxes		(0.01)	(0.01)	(0.02)

2012 ongoing earnings	0.14	0.29	(0.16)	0.27
Tax levelization	(0.01)	(0.01)		(0.02)	A
Discontinued operations			(0.02)	(0.02)
CR3 indemnification adjustment		0.02		0.02	D
Merger and integration costs	(0.02)	(0.02)		(0.04)	B
2012 GAAP earnings	0.11	0.28	(0.18)	0.21

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, discontinued operations, CVO mark-to-market, purchase accounting transactions and corporate eliminations.
Certain line items presented gross on the Consolidated Statements of Comprehensive Income are netted in this analysis to highlight earnings drivers.

A -	Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.
B -	Impact of merger and integration costs related to the merger with Duke Energy.
C -	Corporate and Other - Impact of change in fair value of CVOs not held by Progress Energy.
D -
Florida - Impact of CR3 indemnification charge, and subsequent adjustments, for estimated future years' joint owner replacement power costs (through the expiration of the indemnification provisions of the joint owner agreement).

E -	See S-3 for impact of retail weather to normal on EPS.
Carolinas - Unfavorable primarily due to 22 percent lower cooling-degree days.
Florida - Unfavorable primarily due to 11 percent lower cooling-degree days.
F -	Carolinas - Favorable primarily due to increased spending on new and existing demand-side management programs.
Florida - Favorable primarily due to higher open access transmission tariff rates.
G -
Carolinas - Unfavorable primarily due to higher nuclear plant outage costs resulting from an additional extended nuclear refueling outage, higher substation and line maintenance costs related to a reliability initiative and higher employee benefit expenses.

Florida - Unfavorable primarily due to the recognition of expense of previously deferred costs associated with the non-selected vendor for the CR3 repair option.
H -	Florida - Unfavorable primarily due to higher property taxes.
I -	Carolinas - Unfavorable primarily due to higher depreciable asset base driven by placing the combined-cycle unit at the Smith Energy Complex in service in June 2011.
Florida - Unfavorable primarily due to the prior-year reduction in the cost of removal component of amortization expense as allowed under the 2010 settlement agreement.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-2
Unaudited

Earnings Variances
Year-to-Date June 30, 2012 vs. 2011

	Regulated Utilities
($ per share)	Carolinas	Florida	Corporate and Other Businesses	Consolidated

2011 GAAP earnings	0.80	0.72	(0.30)	1.22
Tax levelization	0.01	0.01		0.02	A
Discontinued operations			0.01	0.01
Merger and integration costs	0.04	0.03		0.07	B
CVO mark-to-market			(0.01)	(0.01)	C
CR3 indemnification charge		0.09		0.09	D
2011 ongoing earnings	0.85	0.85	(0.30)	1.40

Weather - retail	(0.15)	(0.04)		(0.19)	E

Growth and usage - retail	0.04			0.04

Wholesale		0.03		0.03	F

Clauses and other margin	0.03	0.06		0.09	G

O&M	(0.34)	0.03		(0.31)	H

Other		(0.06)	(0.01)	(0.07)	I

AFUDC equity	(0.02)			(0.02)	J

Depreciation and amortization	(0.04)	(0.15)		(0.19)	K

Interest expense	(0.02)		0.01	(0.01)	L

Income taxes			(0.02)	(0.02)	M

2012 ongoing earnings	0.35	0.72	(0.32)	0.75
Tax levelization	(0.03)	(0.01)		(0.04)	A
Discontinued operations			0.02	0.02
Merger and integration costs	(0.04)	(0.02)		(0.06)	B
CVO mark-to-market			0.03	0.03	C
CR3 indemnification adjustment		0.02		0.02	D
2012 GAAP earnings	0.28	0.71	(0.27)	0.72

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, discontinued operations, CVO mark-to-market, purchase accounting transactions and corporate eliminations.
Certain line items presented gross on the Consolidated Statements of Comprehensive Income are netted in this analysis to highlight earnings drivers.

A -	Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.
B -	Impact of merger and integration costs related to the merger with Duke Energy.
C -	Corporate and Other - Impact of change in fair value of CVOs not held by Progress Energy.
D -
Florida - Impact of CR3 indemnification charge, and subsequent adjustments, for estimated future years' joint owner replacement power costs (through the expiration of the indemnification provisions of the joint owner agreement).

E -	See S-4 for impact of retail weather to normal on EPS.
Carolinas - Unfavorable primarily due to 24 percent lower heating-degree days and 16 percent lower cooling-degree days.
Florida - Unfavorable primarily due to 31 percent lower heating-degree days and 1 percent lower cooling-degree days.
F -	Florida - Favorable primarily due to a new contract with a major customer.
G -	Carolinas - Favorable primarily due to increased spending on new and existing demand-side management programs.
Florida - Favorable primarily due to an indemnification charge for the prior-year joint owner replacement power costs related to the continued outage at CR3.
H -
Carolinas - Unfavorable primarily due to higher nuclear plant outage costs resulting from two additional extended nuclear refueling outages, higher employee benefit expenses and higher substation and line maintenance costs related to a reliability initiative.

Florida - Favorable primarily due to the reversal of certain regulatory liabilities associated with CR3 in accordance with the 2012 settlement agreement, partially offset by the recognition of expense of previously deferred costs associated with the non-selected vendor for the CR3 repair option.

I -	Florida - Unfavorable primarily due to a prior-year favorable litigation settlement and higher property taxes.
J -	AFUDC equity is presented gross of tax as it is excluded from the calculation of income tax expense.
Carolinas - Unfavorable primarily due to placing the combined-cycle unit at the Smith Energy Complex in service in June 2011.
K -	Carolinas - Unfavorable primarily due to higher depreciable asset base driven by placing the previously mentioned combined-cycle unit in service.
Florida - Unfavorable primarily due to the smaller reduction in the cost of removal component of amortization expense as allowed under the 2012 and 2010 settlement agreements.
L -	Carolinas - Unfavorable primarily due to higher average long-term debt outstanding.
M -	Corporate and Other - Unfavorable primarily due to the impact at the Corporate level resulting from the deductions for domestic production activities taken by the Utilities.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-3
Unaudited - Data is not weather-adjusted

Utility Statistics

	Three Months Ended			Three Months Ended			Percentage Change
	June 30, 2012			June 30, 2011			From June 30, 2011
Operating Revenues (in millions)	Carolinas	Florida	Total Utilities	Carolinas	Florida	Total Utilities	Carolinas		Florida
Residential	$228	$232	$460	$248	$240	$488	(8.1	) %	(3.3	) %
Commercial	169	89	258	174	91	265	(2.9)		(2.2)
Industrial	86	19	105	88	19	107	(2.3)		-
Governmental	13	23	36	15	23	38	(13.3)		-
Unbilled	16	17	33	7	27	34	NM		NM
Total retail base revenues	512	380	892	532	400	932	(3.8)		(5.0)
Wholesale base revenues	82	34	116	71	29	100	15.5		17.2
Total base revenues	594	414	1,008	603	429	1,032	(1.5)		(3.5)
Clause-recoverable regulatory returns	11	44	55	7	46	53	57.1		(4.3)
Miscellaneous	33	65	98	32	56	88	3.1		16.1
Fuel and other pass-through revenues	444	666	1,110	418	662	1,080	NM		NM
Total operating revenues	$1,082	$1,189	$2,271	$1,060	$1,193	$2,253	2.1%		(0.3	) %

Energy Sales (millions of kWh)
Residential	3,544	4,525	8,069	3,907	4,681	8,588	(9.3	) %	(3.3	) %
Commercial	3,354	2,961	6,315	3,440	3,032	6,472	(2.5)		(2.3)
Industrial	2,683	808	3,491	2,682	849	3,531	-		(4.8)
Governmental	381	813	1,194	374	822	1,196	1.9		(1.1)
Unbilled	198	397	595	74	664	738	NM		NM
Total retail kWh sales	10,160	9,504	19,664	10,477	10,048	20,525	(3.0)		(5.4)
Wholesale	3,306	433	3,739	2,969	808	3,777	11.4		(46.4)
Total kWh sales	13,466	9,937	23,403	13,446	10,856	24,302	0.1%		(8.5	) %

Energy Supply (millions of kWh)
Generated
Steam	4,987	3,531	8,518	4,941	3,710	8,651
Nuclear	5,086	-	5,086	6,170	-	6,170
Combustion turbines/combined cycle	2,463	5,146	7,609	1,850	5,592	7,442
Hydro	172	-	172	182	-	182
Purchased	1,308	1,981	3,289	981	2,384	3,365
Total energy supply (company share)	14,016	10,658	24,674	14,124	11,686	25,810

Impact of Weather to Normal on Retail Sales
Heating-degree days
Actual	166	9		144	10		15.3%		(10.0	) %
Normal	210	24		216	24
Cooling-degree days
Actual	583	973		749	1,093		(22.2	) %	(11.0	) %
Normal	586	944		570	944
Impact of retail weather to normal on EPS	$(0.01)	$0.00	$(0.01)	$0.04	$0.04	$0.08

NM - not meaningful

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-4
Unaudited - Data is not weather-adjusted

Utility Statistics

	Six Months Ended			Six Months Ended			Percentage Change
	June 30, 2012			June 30, 2011			From June 30, 2011
Operating Revenues (in millions)	Carolinas	Florida	Total Utilities	Carolinas	Florida	Total Utilities	Carolinas		Florida
Residential	$505	$424	$929	$580	$459	$1,039	(12.9	) %	(7.6	) %
Commercial	331	167	498	341	169	510	(2.9)		(1.2)
Industrial	165	36	201	171	37	208	(3.5)		(2.7)
Governmental	27	44	71	30	43	73	(10.0)		2.3
Unbilled	9	29	38	(28)	12	(16)	NM		NM
Total retail base revenues	1,037	700	1,737	1,094	720	1,814	(5.2)		(2.8)
Wholesale base revenues	151	68	219	144	55	199	4.9		23.6
Total base revenues	1,188	768	1,956	1,238	775	2,013	(4.0)		(0.9)
Clause-recoverable regulatory returns	22	93	115	14	91	105	57.1		2.2
Miscellaneous	67	118	185	63	106	169	6.3		11.3
Fuel and other pass-through revenues	890	1,215	2,105	878	1,253	2,131	NM		NM
Total operating revenues	$2,167	$2,194	$4,361	$2,193	$2,225	$4,418	(1.2	) %	(1.4	) %

Energy Sales (millions of kWh)
Residential	7,979	8,230	16,209	9,346	8,962	18,308	(14.6	) %	(8.2	) %
Commercial	6,470	5,526	11,996	6,727	5,578	12,305	(3.8)		(0.9)
Industrial	5,112	1,565	6,677	5,170	1,621	6,791	(1.1)		(3.5)
Governmental	744	1,566	2,310	760	1,549	2,309	(2.1)		1.1
Unbilled	65	731	796	(595)	309	(286)	NM		NM
Total retail kWh sales	20,370	17,618	37,988	21,408	18,019	39,427	(4.8)		(2.2)
Wholesale	6,264	731	6,995	6,178	1,286	7,464	1.4		(43.2)
Total kWh sales	26,634	18,349	44,983	27,586	19,305	46,891	(3.5	) %	(5.0	) %

Energy Supply (millions of kWh)
Generated
Steam	10,181	6,162	16,343	11,377	6,452	17,829
Nuclear	9,758	-	9,758	12,351	-	12,351
Combustion turbines/combined cycle	5,080	10,113	15,193	2,782	10,477	13,259
Hydro	390	-	390	363	-	363
Purchased	2,377	3,418	5,795	2,028	3,813	5,841
Total energy supply (company share)	27,786	19,693	47,479	28,901	20,742	49,643

Impact of Weather to Normal on Retail Sales
Heating-degree days
Actual	1,384	211		1,827	305		(24.2	) %	(30.8	) %
Normal	1,915	299		1,917	299
Cooling-degree days
Actual	642	1,298		764	1,310		(16.0	) %	(0.9	) %
Normal	599	1,159		582	1,159
Impact of retail weather to normal on EPS	$(0.11)	$0.01	$(0.10)	$0.04	$0.05	$0.09

NM - not meaningful

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-5
Unaudited

O&M Expenses Primarily Recoverable through Base Rates (a)
	Three months ended June 30,		Six months ended June 30,
(in millions)	2012	2011	2012	2011
Reported GAAP O&M	$627	$510	$1,156	$1,004
Adjustments
Carolinas
Fuel clauses	(6)	(7)	(14)	(14)
Environmental clause	(1)	-	(1)	(1)
DSM/EE and REPS cost recovery clauses (b)	(9)	(7)	(19)	(15)
Florida
Energy conservation cost recovery clause (ECCR)	(22)	(23)	(41)	(46)
Environmental cost recovery clause (ECRC)	(10)	(11)	(18)	(20)
Nuclear cost recovery	-	(1)	(1)	(2)
O&M Expenses Primarily Recoverable through Base Rates	$579	$461	$1,062	$906

(a)	The preceding table provides a reconciliation of reported GAAP O&M to O&M Primarily Recoverable through Base Rates. O&M Primarily Recoverable through Base Rates excludes certain expenses that are recovered through cost-recovery clauses which have no material impact on earnings. Management believes this presentation is appropriate and enables investors to more accurately compare the company's O&M expense over the periods presented. O&M Primarily Recoverable through Base Rates as presented here may not be comparable to similarly titled measures used by other companies.
(b)	DSM = Demand-side management
EE = Energy efficiency
REPS = Renewable energy portfolio standard

Financial Statistics
	June 30, 2012	June 30, 2011
Return on average common stock equity (rolling 12 months) (a)	4.3%	8.4%
Book value per common share (a)	$33.29	$33.95
Capitalization
Total equity	40.2%	43.5%
Preferred stock of subsidiaries	0.4%	0.4%
Total debt	59.4%	56.1%
Total Capitalization	100.0%	100.0%

(a)	Effective July 2, 2012, each outstanding share of Progress Energy common stock was converted into 0.87083 shares of Duke Energy stock.